Exhibit 10.8
                        Joint Venture Agreement with CPNM



                                       24

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                             JOINT VENTURE AGREEMENT


THIS JOINT VENTURE AGREEMENT, entered into this 25 day of NOV, 1996 is by and between the following corporations, collectively referred to herein as "the partners",

INTERACTIVE PROCESSING, INC., (referred to as "IP"), a NEVADA corporation with offices at #1738 - 609 Granville Street, Vancouver, BC V7Y 1G5; and

CABLE/PRINT NETWORK MARKETING, INC., (referred to as "CPNM"), a Pennsylvania corporation with offices in Suite 930, Benjamin Fox Pavilion, Jenkintown, PA 19046.

WHEREAS CPNM has developed proprietary multi-media marketing programs and is skilled and experienced in the use of a variety of promotional, direct and targeted marketing methods;

WHEREAS   ____  is  skilled  and   experienced   in  the   manufacture   of  the
products/services listed in Exhibit "B" which is attached hereto and herewith made part of this agreement;

WHEREAS the parties desire to enter into an agreement to form a Joint Venture with the purpose of utilizing CPNM's Multi Media Marketing methods as to be mutually agreed and listed in "Exhibit A";

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    FORMATION

1.1 FORMATION & OWNERSHIP. The partners hereby form a Joint Venture to implement the business as set forth herein. The Joint Venture shall be a Delaware corporation.

1.2      NAME OF JOINT VENTURE.  The name of the Joint Venture shall be _______.


1.3 TERM. The Joint Venture shall commence as of the date hereof and remain in full force and effect until terminated by the parties in accordance with the terms of this Agreement.

1.4 INITIAL CAPITALIZATION. Agrees to AID CPNM to secure investors or sponsors for the initial marketing, in the amount of [marked out]. These funds will be placed into a checking account to be set up by the Joint Venture. This initial capitalization and CPNM's marketing management services are to be used for Multi Media Marketing tests as mutually agreed to by the Partners, as listed in Exhibit "A". Full roll out of CPNM's Multi Media Marketing will be funded by revenues from test sales, and/or from mutually agreed to subsequent


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         from  test  sales,   and/or   from   mutually   agreed  to   subsequent
         capitalization.

1.5 INSPECTION. The books and records of the Joint Venture, to be maintained by CPNM on behalf of the Joint Venture, shall be available for inspection by the partners upon reasonable notice to CPNM. Inspection shall take place at the offices of CPNM during normal business hours.

1.6 CPNM shall maintain the checking account following the initial capitalization and subsequent capitalization. All revenues generated by the Joint Venture shall be deposited into a Joint Venture checking account. Monthly balance reports shall be submitted to the Joint Venture Partner.

1.7 ACCOUNTING. The accounts of the Joint Venture shall be maintained by CPNM and audited by Cohen, Engel & Albert, an independent Certified Public Accountancy, who shall prepare all necessary tax returns and financial statements.

1.8 The Joint Venture shall be managed by a board of directors consisting of the signatories of this Agreement and optionally, one nominee each. The directors shall mutually agree on the budget for Exhibit "A", selection of officers and all other discretionary matters.

1.9 OFFICES. The Joint Venture shall maintain offices at the following places, unless otherwise agreed by the parties from time to time.

         a. 930 Benjamin Fox Pavilion, Jenkintown, PA 19046, Phone - 215-887-5700, Fax - 215-887- 7076.

         b.       #1738  -  609   Granville   Street,   Vancouver,   BC,   Phone
                  604-689-4060, Fax 604 689 4089.

1.10 RESTRICTION ON SALE. Each of the partners covenants and agrees that it shall not mortgage, pledge, sell, assign, hypothecate or otherwise encumber, transfer or permit to be transferred in any manner or by any means whatsoever, whether voluntarily or by operation of law all or any part of its Joint Venture interest or withdraw from the Joint Venture, except as set forth in this Agreement.

1.11 ALLOCATION OF PROFIT & LOSS. All profit and loss of the Joint Venture shall be allocated equally to the Partners after the cost of products/services to be marketed and multi media expenditures as mutually agreed, on a quarterly basis.

1.12 NON-ENCUMBRANCE. Each of the partners covenants and agrees that it shall not obligate the other to any third party without written notice to the other.




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                                   ARTICLE II
                    PARTNER'S OBLIGATIONS & RESPONSIBILITIES

2.1 IP's responsibilities and obligations shall include but not be limited to:

         To sell at negotiated prices which will not exceed the price charged to IP's most favored client, to the Joint Venture sufficient quantities of its products as the Joint Venture may agree to market to be paid out of sales receipts of the Joint Venture.

2.2 CPNM's responsibilities and obligations shall include but not be limited to:

         Management of the marketing strategies and plans (listed in Exhibit "A"), the implementation of which and budgeting for which are subject to the approval of the Joint Venture partners.

                                   ARTICLE III
                              INTELLECTUAL PROPERTY

3.1      COPYRIGHTS, PATENTS & TRADEMARKS

         a. Any and all patents, trademarks or copyrights which the Joint Venture may be entitled to register under state or federal law shall be registered in the name of the Joint Venture.

         b. All pre-existing Trademarks of the Partners shall remain their respective property.

3.2 CUSTOMER LISTS. All customer lists developed by the Joint Venture will be the property of the Joint Venture. CPNM will use its expertise and be responsible for the marketing of the lists on behalf of the Joint Venture.

3.3 WARRANTY/INDEMNIFICATION. The parties to this Agreement do hereby warrant and covenant for itself that its undertaking hereunder does not infringe or interfere with any intellectual property or other contract rights of third parties, and each shall indemnify, save and hold the other party harmless, including cost of defense, from any suit, demand, claim, liability, or proceeding founded on such third party's claim or settlement.

                                   ARTICLE IV
                                   TERMINATION

4.1 In the case of any unresolved breach of this Agreement by either party, and after conformance with the cure provisions as defined in ARTICLE V, Sub-Section 5.2, Sub-Paragraph thereafter, either party may declare this Agreement terminated as to any further business to


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         which the Joint Venture is not already obligated. Upon termination, the assets of the Joint Venture, after retirement of all Joint Venture obligations, shall be divided equally between the partners. The partners agree that any obligations, financial or otherwise, to third parties will be satisfied prior to the dissolution of the Joint Venture and that each partner will fulfill its such obligations prior to such dissolution.

4.2 At any time during or subsequent to the termination of this Joint Venture as provided herein or otherwise, IP will not utilize any of CPNM's Multi Media Marketing techniques and materials or any parts thereof without the expressed written permission of CPNM.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.1 EXECUTION OF OTHER DOCUMENTS. The parties will execute and deliver all documents and instruments which are reasonably necessary to carry out the terms of this Agreement.

5.2      MISCELLANEOUS.

         a. This Agreement represents the entire agreement between the parties and shall not be changed orally. There are no other contemporaneous oral agreements.

         b. This Agreement shall inure to the benefit of the parties together with their successors and assigns.

         c. If any portion of this Agreement is struck down or declared unenforceable by a court of competent jurisdiction, it shall not affect the other provisions of this Agreement.

         d. The waiver by either party of any right hereunder shall not constitute a waiver of any other rights, nor shall the waiver of any right in an instance constitute the waiver of such right on-going.

         e. Any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration before the American Arbitration Association, in accordance with the rules and regulations then in effect. Any award may be entered by either party as a judgment or decree in any court of competent jurisdiction and enforced accordingly. The parties shall share equally any AAA fees incurred by either party in connection with any dispute. Any such arbitration shall take place in Montgomery County, Pennsylvania. Any dispute under this Agreement shall be governed by Pennsylvania law.

         f. Neither party shall enforce an alleged breach of any provision of this Agreement clearly without first giving the other party written notice, clearly specifying the nature


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                  of such  alleged  breach,  and an  opportunity  to  cure  said alleged breach within THIRTY (30) DAYS of receipt by certified mail of such notice.

         g. All signatories to this Agreement hereby represent and warrant that they have the requisite authority to enter into this transaction, and that the entity which they represent has complied with all necessary formalities under all applicable bylaws or agreements, as well as all applicable state laws and regulations.

         h. EACH PARTNER AGREES THAT THE OTHER SHALL AT ALL TIMES BE FREE TO ENGAGE IN ANY OTHER BUSINESS ACTIVITIES.

NOVEMBER 25, 1996  /S/ SHELDON SILVERMAN
DATE               NAME - for Interactive  Processing, Inc.
                   Sheldon Silverman President & CEO



                   /S/ DARYL V. WOLK
DATE               Daryl V. Wolk - for CPNM, Inc.



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